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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  March 6, 2006

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

         Massachusetts                  1-4347                   06-0513860
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
       of Incorporation)              File Number)           Identification No.)

       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))


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Item 4.02        Non-reliance on previously issued financial statements or a related audit report or completed interim review.

As previously disclosed, Rogers Corporation (the "Company") had received a standard review letter from the Securities and Exchange Commission ("SEC") as part of its periodic examination of public company disclosures. The comments related to the SEC's review of certain recent public filings.

One of the two open issues, as previously disclosed, was the Company's treatment of the 2004 fourth quarter positive tax adjustment of $5.0 million, as reported and explained in the Company's 2004 Form 10-K and March 3, 2005, press release, and the net tax charge of $0.8 million recorded in the results for 2005. These one-time, non-cash adjustments to earnings were required to properly state certain deferred income tax accounts for temporary tax differences that most likely accumulated over many years. The SEC had questioned the Company's treatment of including these amounts in earnings in 2004 and 2005 in lieu of restating prior periods by recording an increase to beginning retained earnings.

As previously disclosed, the accounting issue was first identified while the Company was completing the 2004 Form 10-K filing. At the time of the 2004 Form 10-K filing and subsequent filings, through extensive efforts undertaken in completing the filings, it was determined that the adjustments related substantially to financial periods prior to 2002. However, the exact amounts could not be definitively attributed to specific periods with absolute certainty. Therefore, the Company felt the prudent approach was to recognize the adjustments in the Company's results in the periods identified, hence the adjustment in the fourth quarter of 2004 and the subsequent adjustments in the third and fourth quarters of 2005, and to disclose the adjustments with complete transparency. The effect of these recorded adjustments is consistent with what was recently disclosed and reconciled in the Company's preliminary fourth quarter and year-end earnings press release, which was included in the Company's Form 8-K filed as of March 3, 2006.

Following further discussions with the SEC, on March 3, 2006, Rogers management concluded that the Company will restate its previously issued financial statements for the years ended December 28, 2003 and January 2, 2005 and for the quarterly period ended October 2, 2005 and that those financial statements should not be relied upon to the extent they are affected by the deferred tax issue described above. The Company will therefore restate such financial statements in its Form 10-K filing for the 2005 fiscal year ended January 1, 2006.

The second outstanding issue raised by the SEC review, also as previously disclosed, was a question regarding how the Company aggregates operating segments into reportable segments. Following discussion with the SEC and based on current business conditions and the strategic outlook for its various businesses, the Company will be adjusting how it aggregates operating segments into reportable segments beginning with its 2005 Form 10-K filing.

The authorized officers of the Company and the Audit Committee of the Company's Board of Directors have discussed with Rogers' independent registered public accounting firm the matters disclosed in this filing pursuant to Item 4.02(a).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ROGERS CORPORATION


                                          By: /s/ Dennis M. Loughran
                                              ---------------------------
                                              Dennis M. Loughran
                                              Vice President, Finance and
                                              Chief Financial Officer

Date:  March 6, 2006